                                                                       Exhibit 2

                                      Filed

                               Secretary of State

                                 April 11, 2005

                               State of Washington

                                04/11/2005 601113

                               $40.00 Check #2833

                               Tracking ID: 887159

                               Doc. No: 601113-001

                       ARTICLES AND CERTIFICATE OF MERGER

                                       OF

                 ORO PLATA RESOURCES, INC., a Nevada corporation

                                      INTO

        ORO PLATA RESOURCES, INC., a Washington corporation, as Survivor

     The undersigned, being a duly elected officer of the above referenced corporations, does hereby file these Articles and Certificate of Merger, and does declare under oath that the following information is filed with the
Secretary of State of the State of Nevada, pursuant to applicable sections of the Nevada Revised Statutes, as amended, certifying that the corporations did agree to merge, and the boards of directors and shareholders of the respective corporations did approve such merger, as follows:

     ONE: The names of the merging corporations are ORO PLATA RESOURCES, INC
("ORO"), a Nevada corporation, merging into ORO PLATA RESOURCES, INC. ("PLATA"), a Washington corporation, with PLATA being the surviving corporation.

     TWO: A Plan of Merger has been adopted by the respective boards of directors and shareholders of the corporations.

     A complete and true copy of the duly executed Plan of Merger is on file at the surviving corporation's principal place of business, being also its registered office; a copy of such Plan of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of the constituent corporations.

     THREE: ORO does, from and after this date, continue to exist as a separate corporate entity, which will be a wholly owned subsidiary of PLATA.
     FOUR: At the time of the merger, a majority of the holders of the outstanding common stock of the respective corporations did by their written consent approve of the merger.

     FIVE: The articles of incorporation, as amended, of the surviving corporation, as currently on file and a matter of record with the Washington
Secretary of State, shall be the articles of incorporation of the companies as merged.

     IN WITNESS WHEREOF, the above named officer has executed the foregoing
Articles and Certificate of Merger on this the 9th day of March 2005.

By: /s/ Floyd Robertson
    -----------------------------------
    Floyd Robertson
    President

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